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Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN OR INTO AUSTRALIA, CANADA OR JAPAN

PARTHUS TECHNOLOGIES AND DSP GROUP PROVIDE UPDATE ON PROPOSED MERGER

Dublin and Santa Clara, Calif.—31 May 2002—Parthus Technologies plc ("Parthus") (LSE: PRH, Nasdaq: PRTH) and DSP Group, Inc. ("DSPG") (Nasdaq: DSPG) jointly announce progress in relation to the proposed merger of Parthus with the DSP cores licensing business of DSPG ("Ceva Business"), announced on 5 April 2002. It is expected that formal documentation in relation to the merger will be dispatched to Parthus shareholders during Q3 2002. Parthus and DSPG also believe that they remain on schedule for the completion of the merger in Q3 2002.

Regulatory Filings

Ceva, Inc., DSPG's wholly owned subsidiary ("Ceva"), has now filed a registration statement, subject to completion, ("Registration Statement") with the Securities and Exchange Commission in relation to the contribution of the Ceva Business to Ceva and the distribution of the shares of Ceva to the stockholders of DSPG ("Spin-off"). It will not be necessary to make a filing for antitrust clearance under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976 in relation the merger. In addition, clearance for the merger has been obtained pursuant to the Irish Mergers and Takeovers (Control) Acts, 1978 to 1996.

Ceva Financial Information

The Registration Statement contains the audited consolidated financial statements of Ceva and its subsidiaries for the two years ended 31 December 2001 and the unaudited consolidated financial statements of Ceva and its subsidiaries for the quarter ended 31 March 2002. These financial statements have been prepared on the basis that the Spin-off had occurred prior to all the periods presented and are located beginning on page F-1 of the Registration Statement, which can be accessed at www.sec.gov/edgar/searchedgar/companysearch.html under company name: Ceva.

Tax Rulings and Filing

DSPG has filed a request with the United States Internal Revenue Service for a ruling that the Spin-off will be treated as a tax-free transaction in the United States. DSPG has also received the anticipated confirmation from the Israeli tax authorities on the Israeli tax status of the Spin-off. This confirmation satisfies a pre-condition of the merger.

The receipt of a favourable ruling from the United States Internal Revenue Service is the only remaining pre-condition of the merger.

Enquiries:

Parthus Technologies plc	Tel: +353 1 402 5700
Elaine Coughlan
Barry Nolan
Goldman Sachs International	Tel: +44 20 7774 1000
Basil Geoghegan, Executive Director

DSP Group, Inc.	Tel: +1 408 986 4423
Yaniv Arieli, Investor Relations
Morgan Stanley & Co. Limited	Tel: +44 20 7425 5000
Geoff Baldwin, Managing Director
Duncan Priston, Vice President
Financial Dynamics	Tel. +44 20 7831 3113
James Melville-Ross/Ben Way

The directors of Parthus accept responsibility for the information contained in this announcement relating to the Parthus group, the directors of Parthus, their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Parthus (who have taken all reasonable care to ensure that such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of DSPG and the directors of Ceva accept responsibility for the information contained in this announcement other than that relating to the Parthus group, the directors of Parthus, their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of DSPG and Ceva (who have taken all reasonable care to ensure that such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Goldman Sachs International is acting for Parthus and no one else in connection with the Merger, the Scheme and the Capital Repayment (as such terms were defined for the purposes of the announcement of the Merger made on 5 April 2002) and will not be responsible to any other person for providing the protections offered to clients of Goldman Sachs International, or for providing advice in relation to the Merger, the Scheme and the Capital Repayment.

Morgan Stanley & Co. Limited is acting for DSPG and Ceva and no one else in connection with the Merger and the Scheme and will not be responsible to anyone other than DSPG and Ceva for providing the protections offered to clients of Morgan Stanley, nor for providing advice in relation to the Merger and the Scheme.

This announcement and the documents referred herein do not constitute an offer to sell or issue, or a solicitation of any offer to purchase or subscribe for any shares in DSPG, Ceva or Parthus nor shall it form the basis of, or be relied upon in connection with, any contract for such purchase or subscription. No representation or warranty, express or implied, is made or given by DSPG, Ceva or Parthus as to the accuracy or completeness of the information or the opinions contained in this announcement and the documents referred herein and no liability is accepted for any such information or opinions.

A copy of the audited consolidated financial statements of Ceva and its subsidiaries for the two years ended 31 December 2001 and of the unaudited consolidated financial statements of Ceva and its subsidiaries for the quarter ended 31 March 2002 will be available for display at the offices of LK Shields, Solicitors, 39/40 Upper Mount Street, Dublin 2 during business hours (Saturdays, Sundays and public holidays excepted) from 11.00 a.m. on the date of this announcement until formal documentation in relation to the Merger has been dispatched to Parthus shareholders.

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  Exhibit 99.1
PARTHUS TECHNOLOGIES AND DSP GROUP PROVIDE UPDATE ON PROPOSED MERGER